Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of IQVIA Holdings Inc. of our report dated February 17, 2026 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in IQVIA Holdings Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina

April 23, 2026